TH Lee, Putnam Capital Management LLC

Code of Ethics

A. Introduction.
----------------

The purpose of this Code of Ethics is to prevent Access Persons (as defined below) of TH Lee, Putnam Capital Management LLC (the "Advisor") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-l (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). This Code of Ethics is required by paragraph (c) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

Access Persons of the Advisor, in conducting their personal securities transactions, owe a fiduciary duty to clients of the Advisor. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the clients of the Advisor, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a client's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of a client. While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

B. Definitions.
---------------

In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

1. "Access Person" means any trustee, officer or "advisory person" of the Advisor.

2. "Advisory person" means (a) any employee of the Advisor or of any company in a control relationship to the Advisor, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Covered Security" by a Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to a Trust who obtains information concerning recommendations made to a Trust with regard to the purchase or sale of "Covered Securities".

3. "Affiliated Fund" shall mean any current or future investment vehicle which is sponsored, in whole or in part by the Advisor.

4. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended, a copy of which is included as Appendix 3. The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

5. "being considered for purchase or sale" means such time when a recommendation to purchase or sell a covered security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

6. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

7. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

8. "Investment Personnel" of the Advisor means (a) any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Trust and (b) any natural person who controls the Advisor and who obtains information concerning recommendations made to a Trust regarding the purchase or sale of securities by a Trust.

9. "Investment Committee" means that committee formed pursuant to
   Section 6.2(b) of the Advisor's Limited Liability Company Agreement.

10. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

11. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506 under the Securities Act of 1933.

12. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

13. "Putnam Code" means the Code of Ethics adopted by Putnam Investments LLC and its subsidiaries.

14. "Restricted Security" means any Covered Security of an issuer who is maintained on the Trust's list of restricted securities as maintained by a Review Officer.

15. "Review Officer" means such persons as appointed by the Managing Member of the Advisor pursuant to Section VI.1 of this Code.

16. Trust means TH Lee, Putnam Investment Trust or any other registered investment company managed in whole or in part by the Advisor.


C. Restrictions Applicable to Officers and Employees of THLPCM.
---------------------------------------------------------------

1. All officers and employees of THLPCM who are also officers and employees of Putnam Investments, LLC or any subsidiary shall be subject to the restrictions, limitations and reporting responsibilities set forth in the Putnam Code, respectively, as if fully set forth herein.

2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections D and E below.

D. Prohibitions; Exemptions.
----------------------------

1. Prohibited Purchases and Sales.
----------------------------------

a. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

(1) is being considered for purchase or sale by a Trust;

(2) is being purchased or sold by a Trust; or

(3) was purchased or sold by a Trust during the 15-day period immediately prior thereto.

2. Exemptions From Certain Prohibitions.
----------------------------------------
The prohibited purchase and sale transactions described in paragraph
D.1 above do not apply to the following personal securities transactions:

a. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

b. purchases or sales which are non-volitional on the part of either the Access Person or a Trust;

c. purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

e. purchases or sales which are only remotely potentially harmful because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held;

f. purchases or sales of Covered Securities which are not eligible for purchase by a Trust;

g. any purchase or sale which the applicable Review Officer approves on the grounds that its potential harm to a Trust is remote.


3. Prohibited Recommendations.
------------------------------
An Access Person may not recommend the purchase or sale of any Covered Security to or for a Trust without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

a. any direct or indirect beneficial ownership of any Covered
   Security of such issuer, including any Covered Security received in a private securities transaction;

b. any contemplated purchase or sale by such person of a Covered
   Security;

c. any position with such issuer or its affiliates; or

d. any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Trust or on the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

4. Restricted Securities.
-------------------------

No Access Person may purchase or sell any Restricted Securities at any time, in order to assure that such person do not profit improperly from his or her position on behalf of a Trust.


5. Pre-approval of Investments in Initial Public Offerings or Limited
---------------------------------------------------------------------
Offerings.
----------

No Investment Personnel shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless the applicable Review Officer approves the transaction in advance. Such Review Officer shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.


E. Reporting.
-------------

1. Initial Holdings Reports.
----------------------------

No later than ten (10) days after a person becomes an Access Person, he or she must report to the Advisor the following information:

a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b. the name of any broker, dealer or bank with whom the Access
   Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c. the date that the report is submitted by the Access Person.


2. Quarterly Reporting.
-----------------------

a. Every Access Person shall either report to the Advisor the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph d below.

b. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

(1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) the price at which the transaction was effected;

(4) the name of the broker, dealer or bank with or through whom the transaction was effected;

(5) the date that the report is submitted by the Access Person;
    and

(6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by a Trust.

c. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 10 days after the end of a calendar quarter, an Access Person shall provide a report to the Advisor containing the following information:

(1) the name of the broker, dealer or bank with whom the Access
    Person established the account;

(2) the date the account was established; and

(3) the date that the report is submitted by the Access Person.

d. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Advisor.

e. At the request of the applicable Review Officer, all Access
   Persons shall direct their brokers to supply the applicable Review Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

3. Annual Reporting.
--------------------

a. Every Access Person shall report to the Advisor the information described in paragraph b below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

b. Annually, within 30 days of the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

c. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

d. The name of any broker, dealer or bank with whom the Access
   Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

e. The date that the report is submitted by the Access Person.

4. Exceptions to Reporting Requirements.
----------------------------------------

a. An Access Person is not required to make a report otherwise required under paragraphs 1, 2 or 3 above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, (however, that if the Access Person is relying upon the provisions of this paragraph 4(a) to avoid making such a report, the Access Person shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.)

5. Annual Certification.
------------------------

a. All Access Persons are required to certify that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph A is attached to this Code of Ethics as Appendix 3.

b. The Advisor shall prepare an annual report to the Board of Trustees of each Trust which shall:

(1) Summarize existing procedures concerning personal investing, including pre-clearance policies and the monitoring of personal investment activity after pre-clearance has been granted, and any changes in the procedures during the past year;

(2) describe any issues arising under the Code of Ethics or procedures since the last report to the Board including, but not limited to, information about any material violations of the Code of Ethics or procedures and the sanctions imposed during the past year;

(3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

(4) contain such other information, observations and recommendations as deemed relevant by the Advisor; and

(5) certify that the Advisor has adopted Codes of Ethics with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

6. Notification of Reporting Obligation and Review of Reports.
--------------------------------------------------------------

Each Access Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to the appropriate Review Officer who shall review such reports.

7. Miscellaneous.
-----------------

Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

F. Administration of the Code.
------------------------------

1. Appointment of  Review Officer.

The Advisor's Managing Member shall appoint a Review Officer to administer the Putnam Code with respect to those officers, employees of the Advisor or members of the Investment Committee subject to the Putnam Code (the "Putnam Review Officer"). The Advisor's Managing Member shall also appoint an assistant Review Officer to administer this Code of Ethics with respect to those officers, employees of the Advisor or members of the Investment Committee who are subject to this Code (the Assistant Review Officer") (each "A Review Officer").

2. A Review Officer's Duties and Responsibilities.

a. Each Review Officer shall notify each person who becomes an Access Person of the Trust and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

b. Each Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Trust's completed portfolio transactions and a list of Covered Securities that were being considered for purchase or sale by the Advisor during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the applicable Review Officer must give the person an opportunity to supply explanatory material.

c. If a Review Officer finds that a Code violation has occurred, or believes that a Code violation may have occurred, such Review Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Managing Member's Chief Compliance Officer. The Managing Member will determine whether the person violated the Code.

d. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

e. Each Review Officer will submit his or her own reports, as may be required pursuant to this Code, to an Alternate Review Officer who shall fulfill the duties of such Review Officer with respect to the Review Officer's reports.

f. Each Review Officer will create a written report detailing any approval(s) granted to Access Persons for the acquisition of securities offered in connection with an IPO or Limited Offering. The report must include the rationale supporting any decision to approve such an acquisition.

3.  Recordkeeping.
------------------

The Review Officers will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies. The Assistant Review Officer shall supply the Putnam Review Officer with all records maintained by such Review Officer upon request.

a. A copy of this Code and any other code adopted by the Advisor, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

b. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

c. A copy of each quarterly transaction report, initial holdings report, and annual holdings report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

d. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

e. A copy of each annual report required by Section V.3. of this Code must be maintained for at least five years from the end of the fiscal year in which it its made, for the first two years in any easily accessible place.

f. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

4.  Confidentiality.
--------------------

No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Advisor) any information regarding securities transactions by the Advisor or consideration by the Advisor.

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange
Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

5. Sanctions.
-------------

Upon discovering a violation of this Code of Ethics, the Managing
Member may impose any reasonable sanctions it deems appropriate, including a letter of censure, the suspension or termination of, officer or employee or member of the Investment Committee of the Advisor, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.


Dated: July 23, 2001


Appendix 1
----------

Rule 17j-l under the Investment Company Act of 1940
---------------------------------------------------

Appendix 2
----------

CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of TH Lee, Putnam Capital Management LLC dated July 23, 2001, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


Please sign your name here:
                            --------------------------------

Please print your name here:
                            --------------------------------

Please date here:
                            --------------------------------


Please sign two copies of this Certification Form, return one copy to
          Review Officer,                 , Boston Massachusetts, and
----------               -----------------
retain the other copy, together with a copy of the Code of Ethics, for your records.

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Exhibit A

TH LEE, PUTNAM INVESTMENT TRUST

Code of Ethics
--------------

TH Lee, Putnam Investment Trust (the "Fund") has determined to adopt this Code of Ethics with respect to certain types of personal securities transactions by officers and Trustees of the Fund which might be deemed to create possible conflicts of interest and to establish reporting requirements and enforcement procedures with respect to such transactions.

I. Rules Applicable to Officers and Trustees
   Affiliated with TH Lee, Putnam Capital Management, LLC.

A. Incorporation of Adviser's Code of Ethics. The provisions of the Code of Ethics for employees of TH Lee, Putnam Capital Management, LLC (the "Manager's Code of Ethics"), which is attached as Appendix A hereto, are hereby incorporated herein as the Fund's Code of Ethics applicable to officers and Trustees of the Fund who are also officers, directors or employees of TH Lee, Putnam Capital Management, LLC or any of its affiliates. A violation of the Manager's Code of Ethics shall constitute a violation of the Fund's Code.

B. Reports. Officers and Trustees of the Fund who are made subject to the Manager's Code of Ethics pursuant to the preceding paragraph shall file the reports required by the Manager's Code of Ethics with the Compliance Director designated therein. A report filed with the Compliance Director shall be deemed to be filed with the Fund.

C. Review. (1) The Compliance Director shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Director shall give such person an opportunity to supply additional explanatory material.

(2) If the Compliance Director determines that a violation of this Code has or may have occurred, he shall submit his written determination, together with the confidential quarterly report and any additional explanatory material provided by the individual, to the Trustees who shall make an independent determination of whether a violation has occurred.

D. Sanctions. If the Trustees concur in the conclusion that a violation has occurred, they may impose such sanctions as they deem appropriate after taking into account the sanctions imposed by the Manager.

II. Rules Applicable to Unaffiliated Trustees
---------------------------------------------

A. Definitions.
---------------

(1) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in Exhibit A hereto.

(2) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(3) "Interested Trustee" means a Trustee of a Fund who is an "interested person" of the Fund within the meaning of the Investment Company Act.

(4) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

(5) "Security" shall have the same meaning as that set forth in
    Section 2(a)(36) of the Investment Company Act (in effect, all securities) except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

(6) "Unaffiliated Trustee" means a Trustee who is not made subject to the Manager's Investments Code of Ethics pursuant to Part I hereof.

B. Prohibited Purchases and Sales. No Unaffiliated Trustee of any of the Funds shall purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

(1) is being considered for purchase or sale by the Fund;

(2) is being purchased or sold by the Fund; or

(3) was purchased or sold by the Fund within the most recent five days if such person participated in the recommendation to, or the decision by, the Manager to purchase or sell such security for the Fund.


C. Exempted Transactions.
-------------------------
The prohibitions of Section II-B of this Code shall not apply to:

(1) purchases or sales effected in any account over which the Unaffiliated Trustee has no direct or indirect influence or control;

(2) purchases or sales which are non-volitional on the part of either the Unaffiliated Trustee or the Fund;

(3) purchases which are part of an automatic dividend reinvestment plan;

(4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(5) purchases or sales other than those exempted in (1) through (4) above which do not cause the Unaffiliated Trustee to gain improperly a personal benefit through his relationship with the Fund and are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, and are previously approved by the Compliance Director under the Manager's Code of Ethics or the Trustees, which approval shall be confirmed in writing.


D. Reporting.
-------------
(1) Whether or not one of the exemptions listed in Section II-C applies, every Unaffiliated Trustee of a Fund shall file with the Manager's Compliance Director on behalf of the Chairman of the Funds a report containing the information described in Section II-D(2) of this Code with respect to transactions in any security in which such Unaffiliated Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee:

(a) such security was or is to be purchased or sold by the Fund or

(b) such security was or is being considered for purchase or sale by the Fund;

provided, however, that an Unaffiliated Trustee shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(2) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

(b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c) The price at which the transaction was effected; and

(d) The name of the broker, dealer or bank with or through whom the transaction was effected.

(3) Every report concerning a purchase or sale prohibited under
    Section II-B hereof with respect to which the reporting person relies upon one of the exemptions provided in Section IIC shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

(4) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(5) Notwithstanding anything to the contrary contained herein, an Unaffiliated Trustee who is an Interested Trustee shall also file the reports required by Rule 17j-1(d)(1) under the Investment Company Act of 1940.


E. Review.
----------
(1) The Compliance Director shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Funds to determine whether any transaction ("Reviewable Transactions") listed in Section II-B (disregarding exemptions provided by Section II-C(1) through (5)) may have occurred.

(2) If the Compliance Director determines that a Reviewable Transaction may have occurred, he shall then consider whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II-C. The Compliance Director shall bring his determination to the attention of the Chairman of the Fund. The Chairman shall give the person involved an opportunity to supply additional information regarding the transaction in question.

F. Sanctions.
-------------
If the Chairman determines that a violation of this Code may have occurred, he shall convene a Committee of Trustees consisting of the those Unaffiliated Trustees other than the person whose transaction is under consideration, and shall provide the committee with a report of the matter, including any additional information supplied by such person. The committee may impose such sanction as it deems appropriate.


III. Miscellaneous.
-------------------

A. Amendments to The Manager's Code of Ethics. Any amendment to the Putnam Companies Code of Ethics shall be deemed an amendment to Section I-A of this Code effective 30 days after written notice of such amendment shall have been received by the Chairman, unless the Trustees expressly determine that such amendment shall become effective at an earlier or later date or shall not be adopted.

B. Records. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

(1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3) A copy of each report made by an officer or Trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(4) A list of all person who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.


C. Confidentiality.
-------------------

All reports of securities transactions and any other information filed with any Fund pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

D. Interpretation of Provisions.
--------------------------------

The Trustees may from time to time adopt such interpretations of this Code as they deem appropriate.

E. Delegation by Chairman.
--------------------------

The Chairman of the Funds may from time to time delegate any or all of his responsibilities under this Code, either generally or as to specific instances, to such officer or Trustee of the Funds as he may designate.

As adopted
July 23, 2001